UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2014

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former name or former address, if changed since last report): ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2014, the Board of Directors of Fannie Mae adopted performance goals and targets for 2014, which we refer to as the 2014 Board of Directors goals. These performance goals and targets are set forth below.
A principal element of compensation for each of our officers who is identified as an “executive officer” in our Annual Report on Form 10-K for the year ended December 31, 2013 other than our Chief Executive Officer is deferred salary, a portion of which is subject to reduction, or “at-risk,” based on performance. One half of our executives’ at-risk deferred salary is subject to reduction based on corporate performance and the other half is subject to reduction based on individual performance. Performance against the 2014 Board of Directors goals will be a factor considered in determining the individual performance of our executives for purposes of the individual performance-based component of their 2014 at-risk deferred salary.
2014 Board of Directors Goals

1.
Achieve key financial targets. Metrics associated with this goal consist of limiting our managed expenses for 2014 and taking appropriate management action to ensure there are no draws from the U.S. Department of the Treasury (“Treasury”) for 2014.

2.	Acquire and manage a profitable, high quality book of new business from 2009 forward. Metrics associated with this goal consist of managing our businesses within board risk limits.

3.
Serve the housing market by being a major source of liquidity, effectively managing the legacy book and assisting troubled borrowers. Metrics associated with this goal consist of reducing the number of seriously delinquent single-family loans, meeting our obligations as program administrator of Treasury’s Making Home Affordable (“MHA”) program, being a major provider of liquidity and developing a plan to expand accessibility and affordability to more moderate and low-income households in a responsible and sustainable way.

4.
Improve the company’s risk, control and compliance environment. Many of the metrics associated with this goal seek to address risk, control and compliance matters, including those raised by the Federal Housing Finance Agency (“FHFA”) or internal audit. Other metrics associated with this goal consist of accomplishing specified enterprise risk management goals and making substantial progress on two safety and soundness initiatives relating to capital markets infrastructure and securities accounting and a data center.

5.
Improve the company’s capabilities, infrastructure and efficiency. Metrics associated with this goal consist of making substantial progress on high priority projects relating to a common securitization platform and the target state for our multifamily business and developing a human capital plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Timothy J. Mayopoulos
Timothy J. Mayopoulos
President and Chief Executive Officer
Date: April 29, 2014

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